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                                                                     Exhibit 3.1

                                     FORM OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   COSI, INC.

                                    ARTICLE I

                                      NAME

                    The name of the Corporation is Cosi, Inc.
                                   ARTICLE II

                          ADDRESS OF REGISTERED OFFICE;

                            NAME OF REGISTERED AGENT

                 The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address in the State of Delaware is The Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

                                   ARTICLE III

                               PURPOSE AND POWERS

                  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law ("Delaware Law"). It shall have all powers that may now or hereafter be lawful for a corporation to exercise under Delaware Law.
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                                   ARTICLE IV

                                  CAPITAL STOCK

                  Section 4.1. TOTAL NUMBER OF SHARES OF STOCK. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 140,000,000 (One Hundred and Forty Million) shares. The authorized capital stock is divided into 40,000,000 (Forty Million) shares of preferred stock, of the par value of $.01 each (the "Preferred Stock"), and 100,000,000 (One Hundred Million) shares of common stock, of the par value of $.01 each (the "Common Stock"). For the purposes of this article IV, references to the "Board of Directors" shall refer to the Board of Directors of the Corporation as established in accordance with Article V of the Certificate of Incorporation and references to "The Certificate of Incorporation" shall refer to this Restated Certificate of Incorporation as the same may be amended from time to time.

                  Section 4.2. PREFERRED STOCK. (a) The shares of Preferred Stock of the Corporation may be issued from time to time in one or more series thereof, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series, adopted by the board of directors of the Corporation (the "Board of Directors") as hereinafter provided.

                  (b) Except as provided by Section 4.3 with respect to the Series D Preferred Stock (as hereinafter defined), authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article IV and to the limitations prescribed by Delaware Law, to authorize the issue of one or more series of Preferred Stock and with respect to each such series


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to fix by resolution or resolutions providing for the issue of each series the voting powers, full or limited, if any, of the shares of such Series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

                  (i) the maximum number of shares to constitute such series (which may subsequently be increased or decreased by resolutions of the Board of Directors unless otherwise provided in the resolution providing for the issue of such series), the distinctive designation thereof and the stated value thereof if different than the par value thereof;

                  (ii) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation that such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

                  (iii) whether the shares of such series shall be subject to redemption, in whole or in part, and if made subject to such redemption the times, prices and other terms and conditions of such redemption, including whether or not such redemption may occur at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event;

                  (iv) the terms and amount of any sinking fund established for the purchase or redemption of the shares of such series;


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                  (v) whether or not the shares of such series shall be
         convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                  (vi) the extent, if any, to which the holders of shares of such series shall be entitled to vote with respect to the election of directors or otherwise;

                  (vii) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

                  (viii) the rights of the holders of the shares of such series upon the dissolution of, or upon the subsequent distribution of assets of, the Corporation; and

                  (ix) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such series shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series.

         4.2.2. SERIES D PREFERRED STOCK. There is hereby created a series of Preferred Stock, designated Series D Preferred Stock having the terms, rights and privileges set forth in Exhibit A, attached hereto.

         4.2.3. COMMON STOCK. The shares of Common Stock of the Corporation shall be of one and the same class. The holders of Common Stock shall have one vote per share of Common Stock on all matters on which holders of Common Stock are entitled to vote.

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                                    ARTICLE V

                               BOARD OF DIRECTORS

         Section 5.1. POWERS OF BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which shall consist of not fewer than three nor more than fifteen members. In furtherance, and not in limitation, of the powers conferred by Delaware Law, the Board of Directors is expressly authorized to:

         (a) adopt, amend, alter, change or repeal the By-Laws of the Corporation; provided, however, that no By-Laws hereafter adopted shall invalidate any prior act of the directors that would have been valid if such new By-Laws had not been adopted;

         (b) determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for, Board meetings, as well as the quorum and voting requirements for, and the manner of taking, Board action; and

         (c) exercise all such powers and do all such acts as may be exercised or done by the Corporation, subject to the provisions of Delaware Law, this Certificate of Incorporation, and the By-Laws of the Corporation.

         Section 5.2. NUMBER OF DIRECTORS. Except as may be provided in a resolution or resolutions providing for any series of Preferred Stock pursuant to Article IV hereof with respect to any directors elected by the holders of such series, and subject to Section 5.1 of this


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Certificate of Incorporation, the number of directors constituting the Board of
Directors shall be determined from time to time exclusively by a vote of a majority of the Board of Directors in office at the time of such vote.

         Section 5.3. CLASSIFIED BOARD OF DIRECTORS. The directors, other than those who may be elected solely by the holders of shares of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or to distributions upon liquidation or dissolution and winding-up of the Corporation pursuant to the terms of Article IV of the Certificate of Incorporation of the Corporation, shall be divided into three classes, Class I, Class II and Class III, with each class to be as nearly equal in number as reasonably possible, and with the initial term of office of the Class I directors to expire at the 2003 annual meeting of stockholders, the initial term of office of the Class II directors to expire at the 2004 annual meeting of stockholders and the initial term of office of the Class III directors to expire at the 2005 annual meeting of stockholders, in each case upon the election and qualification of their successors. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or to distributions upon liquidation or dissolution and winding-up of the Corporation, commencing with the 2003 annual meeting of stockholders, directors elected to succeed those directors whose terms have thereupon expired shall be elected to a term of office to expire at the third succeeding annual meeting of stockholders after their election, and upon the election and qualification of their successors. Notwithstanding the foregoing, for any director who is an employee of the Corporation or any of its affiliates at the time of his or her election to the Board, it is a qualification for service as a director that such director remain so employed, so that the term of such director will automatically terminate upon termination of such director's employment with the Corporation or such affiliate, for any reason, unless the Board, by majority of the members of the Board of


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Directors, otherwise determines. If the number of directors is changed, any increase or decrease shall be apportioned among the classes in such manner as the Board of Directors of the Corporation shall determine, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

         Section 5.4. VACANCIES. Except as may be provided in a resolution or resolutions providing for any series of Preferred Stock pursuant to Article IV hereof with respect to any directors elected by the holders of such series, any vacancies in the Board of Directors for any reason and any newly created directorship resulting by reason of any increase in the number of directors may be filled only by the Board of Directors (and not by the Stockholders), acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election of the class of which such directors have been chosen and until their successors are elected and qualified.

         Section 5.5. REMOVAL OF DIRECTORS. Except as may be provided in a resolution or resolutions providing for any series of Preferred Stock pursuant to Article IV hereof with respect to any directors elected by the holders of such series, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class. For the purposes of this Section 5.5, "cause" shall mean the wilful and continuous failure of a director to substantially perform such director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the wilful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.


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                                   ARTICLE VI

                STOCKHOLDER ACTIONS AND MEETINGS OF STOCKHOLDERS

                  Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any written consent in lieu of a meeting by such holders. Subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or by the Secretary upon direction of the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office. Elections of directors need not be by written ballot, unless otherwise provided in the By-Laws. For purposes of all meetings of stockholders, a quorum shall consist of a majority of the shares entitled to vote at such meeting of stockholders, unless otherwise required by law.

                                   ARTICLE VII

                      LIMITATION ON LIABILITY OF DIRECTORS

                  No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including without limitation directors serving on committees of the Board of Directors; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit. If Delaware Law is amended hereafter to authorize corporate action further eliminating


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or limited the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by Delaware Law, as so amended. Any amendment, repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

                                  ARTICLE VIII

                                INDEMNIFICATION

                  The Corporation shall indemnify any director or officer and may indemnify any employee or agent to the fullest extent authorized or permitted by Section 145 of the Delaware General Corporation Law, as now or hereafter in effect.

                                   ARTICLE IX

                          CERTAIN BUSINESS COMBINATIONS

         Section 9.1. VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS. Except as otherwise expressly provided in Section 9.2, in addition to any affirmative vote required by law or by any other provision of the Certificate of Incorporation of the Corporation, the affirmative vote of the holders of not less than 80% of the outstanding shares of "Voting Stock" (as hereinafter defined) of the Corporation voting together as a single class shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the Corporation with any "Related Person" (as hereinafter defined). For the purpose of this Article:

                  (A) The term "Business Combination" shall mean (1) any merger or consolidation of the Corporation or a "Subsidiary" (as hereinafter defined) of the Corporation with or into a Related Person or of a Related Person with or into the Corporation or a Subsidiary


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         of the Corporation; (2) any sale, lease, exchange, transfer, or other disposition, including, without limitation, a mortgage or any other hypothecation or transfer as collateral, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the Corporation (including, without limitation, any voting securities of a Subsidiary) or of a Subsidiary of the Corporation to a Related Person; (3) the issuance of any securities (other than by way of a distribution to stockholders made pro rata to all holders of the class of stock to receive the distribution) of the Corporation or a Subsidiary of the Corporation to a Related Person; (4) the acquisition by the Corporation or a Subsidiary of the Corporation of any securities of a Related Person; (5) any recapitalization that would have the effect, directly or indirectly, of increasing the voting power of a Related Person; (6) any merger of the Corporation into a Subsidiary of the Corporation; or
         (7) any agreement, contract, or other arrangement providing for any of the transactions described in this definition of "Business Combination."

                  (B) The term "Related Person" shall mean and include any individual, corporation, partnership, or other person or entity which, together with its "Affiliates" and "Associates," "Beneficially Owns" (as hereinafter defined), in the aggregate ten percent (10%) or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership, or other person or entity.

                  (C) The term "Substantial Part" shall mean more than 80% of the book value of the total consolidated assets of the Corporation as reported in the consolidated financial statements of the Corporation and its subsidiaries as of the end of its most recent fiscal year ending prior to the time as of which a "Substantial Part" is to be determined.

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                  (D) The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation and each reference to a percentage of shares of Voting Stock shall refer to such percentage of the votes entitled to be cast by such shares.

                  (E) The terms "Affiliate" and "Associate" shall have the meanings set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.


                  (F) The term "Beneficially Owns" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, provided, however, that, any shares of Voting Stock of the Corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed Beneficially Owned by the Related Person whether immediately exercisable or exercisable within ten years of the date as of which Beneficial Ownership is to be determined.

                  (G) The term "Subsidiary" with respect to the Corporation shall mean any corporation, partnership, limited liability company, business trust or similar entity of which a majority of any class of any equity security is owned directly or indirectly by the Corporation.

                  Section 9.2. WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of Section 9.1 shall not be applicable to any particular Business Combination and such Business Combination shall require only such affirmative vote as may be required by law or by any other provision of the Certificate of Incorporation of the Corporation, if all of the conditions specified in either of the following paragraphs (A) or (B) are met:

                  (A) the Business Combination shall have been approved by a vote of not less than two-thirds of the Directors, or


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                  (B) all of the following conditions shall have been met:

                           (1) the aggregate amount of cash and the Fair Market
                  Value (as hereinafter defined) as of the date of the consummation of the Business Combination of the consideration, other than cash, to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                                    (a) if applicable, the highest price per
                           share (including any brokerage commissions, transfer taxes, and soliciting dealers' fees) paid by the Related Person for any shares of Common Stock acquired by it (i) within the two year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (ii) in the transaction in which it became a Related Person; or

                                    (b) the Fair Market Value per share of
                           Common Stock on the Announcement Date or on the date on which the Related Person became a Related Person (such latter date is referred to in this Article as the "Determination Date"), whichever is higher; and

                           (2) The aggregate amount of the cash and the Fair
                  Market Value as of the date of the consummation of the Business Combination of the consideration, other than cash, to be received per share by holders of shares of any class or series of outstanding Voting Stock, other than Common Stock, shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph
                  (B)(2) shall be


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                  required to be met with respect to every class or series of outstanding capital stock of the Corporation other than Common Stock, whether or not the Related Person has previously acquired any shares of such class or series of Voting Stock):

                                    (a) if applicable, the highest per share
                           price (including any brokerage commission, transfer taxes, and soliciting dealers' fees) paid by the Related Person for any shares of such class or series of Voting Stock acquired by it (i) within the two year period immediately prior to the Announcement Date or (ii) in the transaction in which it became a Related Person, whichever is higher; or

                                    (b) if applicable, the Redemption Price (as
                           hereinafter defined) of the shares of such class or series, or if such shares have no Redemption Price, the highest amount per share which such class or series would be entitled to receive upon liquidation of the Corporation on the Announcement Date or the Determination Date, whichever is higher; or

                                    (c) the Fair Market Value per share of such
                           class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                           (3) the consideration to be received in such Business
                  Combination by holders of each class or series of outstanding Voting


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                  Stock (including Common Stock) shall be in cash or in the same form as the Related Person has previously paid for shares of such class or series of Voting Stock; provided, however, that if the Related Person has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it; and

                           (4) a proxy statement responsive to the requirements
                  of the Securities Exchange Act of 1934, as amended, shall have been mailed to public stockholders of the Corporation for the purpose of soliciting stockholder approval of the Business Combination and shall have contained at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination that the Directors, or any of them, may choose to state and, if deemed advisable by a majority of the Directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of the Business Combination, from the point of view of the remaining public stockholders of the Corporation (such investment banking firm to be selected by a majority of the Directors and to be paid a reasonable fee for their services by the Corporation upon receipt of the opinion).


                  Section 9.3. CERTAIN DEFINITIONS AND ADDITIONAL PROVISIONS. For the purposes of this Article:

                  (A) "Fair Market Value" shall mean:


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                           (1) in the case of stock, the highest closing sale
                  price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the Nasdaq Stock Market or any quotations system then generally in use, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Directors in good faith, which determination shall be final; and

                           (2) in the case of property other than cash or stock,
                  the Fair Market Value of such property on the date in question as determined by the Directors in good faith, which determination shall be final.

                  (B) The Board of Directors, with the approval of a majority of the total number of Directors, shall have the power and duty to determine, on the basis of information known to it after reasonable inquiry, all facts necessary to determine compliance with this Article, including, without limitation, (i) whether a person is a Related Person, (ii) the number of shares of Voting Stock Beneficially Owned by any person, (iii) whether a person is an Affiliate or Associate of another person, (iv) whether the applicable conditions set forth in paragraph (B) of Section 2


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have been met with respect to any Business Combination, and (v) whether the proposed transaction is a Business Combination. Any such determinations shall be final.

                  Section 9.4. AMENDMENT OF THIS ARTICLE. This Article may be amended, altered, changed, or repealed only by the affirmative vote of the holders of at least 80% of the outstanding shares of Voting Stock voting together as a single class unless the proposed amendment, alteration, change, or repeal has been recommended to the stockholders by the Board of Directors with the approval of at least two-thirds of the Directors, in which event the proposed amendment, alteration, change, or repeal shall require for approval the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Voting Stock, voting as a single class.

                                    ARTICLE X

                              AMENDMENT OF BY-LAWS

                  The Board of Directors shall have the power to adopt, amend, alter, change or repeal any By-Laws of the Corporation. In addition, the stockholders of the Corporation may adopt, amend, alter, change or repeal any By-Laws of the Corporation by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class (notwithstanding the fact that a lesser percentage may be specified by Delaware Law).

                                   ARTICLE XI

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

                  The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner permitted by Delaware


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Law and all rights and powers conferred upon stockholders, directors, and officers herein are granted subject to this reservation. Except as may be provided in a resolution or resolutions providing for any series of Preferred Stock pursuant to Article IV hereof and that relate to such series of Preferred Stock, any such amendment, alteration, change or repeal shall require the affirmative vote of both (a) a majority of the members of the Board of Directors then in office and (b) a majority of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; except that any proposal to amend, alter, change or repeal the provisions of Sections 5.3 and 5.5 of Article V,
Article VI, Article X and this Article XI shall require the affirmative vote of 66 2/3% of the voting power of all of the shares of capital stock entitled to vote generally in the election of directors, voting together as a single class; and except that any proposal to amend, alter, change or repeal the provisions of
Article IX shall require the affirmative vote set forth therein.

                                   ARTICLE XII

                                  SEVERABILITY

                  In the event that any provision of this Certificate of Incorporation (including any provision within a single Section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

                  THE UNDERSIGNED, being the[Insert signatory's position], for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to Delaware Law, does make this Certificate, hereby declaring and certifying that this is the act and deed of the Corporation and that the facts herein stated are true, and accordingly have hereunto set my hand
as of                 .


                                      -17-
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                                                ------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT A
                                                         TO AMENDED AND RESTATED
                                                    CERTIFICATE OF INCORPORATION

                                   COSI, INC.
                            SERIES D PREFERRED STOCK

         One million (1,000,000) shares of the Corporation's Preferred Stock shall be designated as "Series D Preferred Stock", One Cent ($01) par value per share (the "Series D Preferred Stock") and the number of shares constituting such series shall be 1,000,000.

SECTION 1.        DIVIDENDS AND DISTRIBUTIONS.

         1A. Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the common stock of the Corporation, $0.01 par value per share, of the Corporation (collectively, the "Common Stock") and (ii) a preferential cash dividend (the "Preferential Dividends"), if any, in preference to the holders of Common Stock, on the first day of February, May, August and November of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series D Preferred Stock, payable in an amount (except in the case of the first Quarterly Dividend Payment if the date of the first issuance of Series D Preferred Stock is a date other than a Quarterly Dividend Payment date, in which case such payment shall be a prorated amount of such amount) equal to $0.10 per share of Series D Preferred Stock less the per share amount of all cash dividends declared on the Series D Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series D Preferred Stock. In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series D Preferred Stock, make any distribution on the shares of Common Stock of the Corporation, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Corporation or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares of Common Stock or other capital stock of the Corporation or a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value (as hereinafter defined) of such share), then, and in each such event, the Corporation shall simultaneously pay (and not be permitted to accrue) on each then outstanding share of Series D Preferred Stock of the Corporation a distribution, in like kind, of 100 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series D Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Dividends" and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event the Corporation shall at any time after [[_________]] (the "Rights Declaration Date")(1), (i) declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, (ii) effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, or
(iii) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving Corporation), then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Dividends which holders of shares of Series D Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         1B. The Corporation shall declare each Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Series D Preferred Stock.

         1C. Preferential Dividends shall begin to accrue on outstanding shares of Series D Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series D Preferred Stock. Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series D Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

SECTION 2. VOTING RIGHTS. The holders of shares of Series D Preferred Stock shall have the following voting rights:

         2A. Subject to the provisions for adjustment hereinafter set forth, each share of Series D Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the holders of the Common Stock. The number of votes which a holder of Series D Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Corporation shall at any time after the Rights Declaration Date, (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, or (iii) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger

----------
(1)      Date of the Rights Agreement
in which the Corporation is the continuing or surviving Corporation), then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series D Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         2B. Except as otherwise provided herein, in the Amended and Restated Certificate of Incorporation or By-laws, the holders of shares of Series D Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

        2C. In the event that the Preferred Dividends accrued on the Series D Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or irrevocably set aside for payment, the holders of record of Junior Preferred Stock of the Corporation of all series (including the Series D Preferred Stock), other than any series in respect of which such right is expressly withheld by the Amended and Restated Certificate of Incorporation or the authorizing resolutions included in any Certificate of Designations therefor, shall have the right, at the next meeting of shareholders called for the election of directors, to elect two members to the Board of Directors, which directors shall be in addition to the number required by the By-laws prior to such event, to serve until the next Annual Meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Series D Preferred Stock shall have been paid (or irrevocably set aside for payment) in full. The holders of shares of Series D Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series D Preferred Stock shall have been paid (or irrevocably set aside for payment) in full. Such directors may be removed and replaced by such shareholders, and vacancies in such directorships may be filled only by such shareholders (or by the remaining director elected by such shareholders, if there be one) in the manner permitted by law; provided, however, that any such action by shareholders shall be taken at a meeting of shareholders and shall not be taken by written consent thereto.

         2C. Except as otherwise required by the Amended and Restated Certificate of Incorporation or By-laws or set forth herein, holders of Series D Preferred Stock shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

SECTION 3.        CERTAIN RESTRICTIONS.

         3A. Whenever Preferential Dividends or Dividends are in arrears or the Corporation shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Dividends, whether or not declared, on shares of Series D Preferred Stock outstanding shall have been paid or set irrevocably aside for payment in full, and in addition to any and all other rights which any holder of shares of Series D Preferred Stock may have in such circumstances, the Corporation shall not

         i. declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock;

         ii. declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series D Preferred Stock, unless dividends are paid ratably on the Series D Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

         iii. except as permitted by subparagraph (iv) of this paragraph 3A., redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series D Preferred Stock; or

         iv. purchase or otherwise acquire for consideration any shares of Series D Preferred Stock, or any shares of stock ranking on a parity with the Series D Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         3B. The Corporation shall not permit any Subsidiary (as hereinafter defined) of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Corporation shall mean any Corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors of such Corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Corporation or by any Corporation or other entity that is otherwise controlled by the Corporation.

         3C. The Corporation shall not issue any shares of Series D Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of [[_______, 2002]], between the Corporation and [[_______]], as Rights Agent, a copy of which is on file with the Secretary of the Corporation at its principal executive office and shall be made available to shareholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions shall prohibit or restrict the Corporation from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series D Preferred Stock.

SECTION 4. REACQUIRED SHARES. Any shares of Series D Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

SECTION 5. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock unless the holders of shares of Series D Preferred Stock shall have received, subject to adjustment as hereinafter provided, (A) $100 per one one-hundredth (1/100) share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or, (B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series D Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series D Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series D Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series D Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Corporation applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple." In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, or
(iii) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is continuing or surviving Corporation), then, in each such case, the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series D Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

SECTION 6.        CERTAIN RECLASSIFICATION AND OTHER EVENTS.

         6A. In the event that holders of shares of Common Stock of the Corporation receive after the Rights Declaration Date, in respect of their shares of Common Stock any share of capital stock of the Corporation (other than any share of Common Stock of the Corporation), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Transaction"), then, and in each such event, the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series D Preferred Stock shall be adjusted so that after such event the holders of Series D Preferred Stock shall be entitled, in respect of each share of Series D Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

         6B. In the event that holders of shares of Common Stock of the Corporation receive after the Rights Declaration Date, in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series D Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

         6C. In the event that holders of shares of Common Stock of the Corporation receive after the Rights Declaration Date in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Corporation (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Corporation (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Corporation of the shares of Series D Preferred Stock shall each be adjusted so that after such event each holder of a share of Series D Preferred Stock shall be entitled, in respect of each share of Series D Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and
(iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Corporation as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

         6D. For purposes of this Attachment IV, the "Fair Market Value" of a share of capital stock of the Corporation (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Corporation to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case, no such sale takes place on such day, the average of the closing bid and asked prices, regular way, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Corporation. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Corporation is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Corporation. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Corporation.

SECTION 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series D Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

SECTION 8. EFFECTIVE TIME OF ADJUSTMENTS.

a. Adjustments to the Series D Preferred Stock required by the provisions shall be effective as of the time at which the event requiring such adjustments occurs.

b. The Corporation shall give prompt written notice to each holder of a share of Series D Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Corporation of such shares required by the provisions. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

SECTION 9. NO REDEMPTION. The shares of Series D Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Corporation may acquire shares of Series D Preferred Stock in any other manner permitted by law, the provisions and the Amended and Restated Certificate of Incorporation of the Corporation.

SECTION 10. RANKING. Unless otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation or a Certificate of Designations relating to a subsequent series of preferred stock of the Corporation, the Series D Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

SECTION 11. AMENDMENT. The hereof and the Amended and Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series D Preferred Stock without, in addition to any other vote of shareholders required by law, the affirmative vote of the holders of 67% or more of the outstanding shares of Series D Preferred Stock, voting together as a single class. This Section 11 shall not be amended in any manner without the affirmative vote of the holders of 67% or more of the outstanding shares of Series D Preferred Stock, voting together a size class.